THIRD AMENDMENT TO PURCHASE AND SALE AGREEMENT

THIS THIRD AMENDMENT TO PURCHASE AND SALE AGREEMENT (this “Third Amendment”) is entered into as of October 10, 2007, by and between ST. RITA’S MEDICAL CENTER, an Ohio nonprofit corporation (“Seller”), and TRIPLE NET PROPERTIES, LLC, a Virginia limited liability company, (“Buyer”), with reference to the following Recitals:

R E C I T A L S

A. Seller and Buyer entered into that certain Purchase and Sale Agreement dated August 14, 2007, as amended by (i) that certain First Amendment to Purchase and Sale Agreement dated September 10, 2007, and (ii) that certain Second Amendment to Purchase and Sale Agreement dated September 28, 2007 (collectively, the “Purchase Agreement”) wherein Seller agreed to sell to Buyer, and Buyer agreed to purchase from Seller, those certain “Properties” (as defined in the Purchase Agreement), which include the “Fee Properties”, as legally described on the attached Exhibit A, and the “Ground Lease Properties”, as legally described on the attached Exhibit B, pursuant to the terms and conditions set forth in the Purchase Agreement.

B. Suites 260 is included in Paragraph 1(a)(2) of the Purchase Agreement and is a combination of Condominium Units 302 and 303 of the Market Street Health Care Condominium. Suite 260 is not a Condominium Unit, but was a suite of offices developed using Condominium Units 302 and 303. It is the intent of Seller to sell and Buyer to purchase Units 302 and 303 Market Street Health Care Condominium.

C. The description in the Purchase Agreement of the Condominium Units included in the sale under the Purchase Agreement did not include in Paragraph 1(b)(3) Unit 50 and Unit 490 of the 750 High Street Professional Building Condominium (MOB 4). Unit 50 is a sub-unit of Unit 400 and is used in conjunction with said Unit. Unit 490 in MOB 4 is used as part of Unit 400 of MOB 4. It is the intent of the Seller and the Buyer that said Units be part of the sale.

D. The parties also intended that as a part of the sale under the Purchase Agreement that Unit 195 of 750 High Street Professional Building Condominium be included in the sale by Seller to Buyer, and Paragraph 1(b)(3) should be amended to include Unit 195 in the Purchase Agreement.

E. Seller and Buyer wish to enter into this Third Amendment to include the Units described in the Recitals in the sale and purchase contemplated by the Purchase Agreement.

F. Seller and Buyer desire to amend the Purchase Agreement as more particularly set forth herein.

NOW, THEREFORE, in consideration of the foregoing Recitals (which are incorporated herein by this reference) and for other good and valuable consideration, the receipt and sufficiency of which are herby acknowledged, the parties hereto agree as follows:

A G R E E M E N T

1. Definitions. Unless the context clearly indicates otherwise, (a) all initially capitalized terms not otherwise defined herein shall have the meanings given to such terms in the Purchase Agreement, and (b) all references to “the Agreement” or “this Agreement” in the Purchase Agreement or this Third Amendment shall mean and refer to the Purchase Agreement as amended by this Third Amendment.

2. Closing Date. Notwithstanding anything to the contrary contained in the Purchase Agreement, the parties acknowledge and agree that the Closing is hereby extended and the Closing Date is deemed to mean and refer to Monday, October 15, 2007.

3. Units Included. Notwithstanding anything to the contrary contained in the Purchase Agreement, Seller hereby agrees that Units 302 and 303 Market Street Health Care Condominium are to be included as Units which are part of the sale contemplated in the Purchase Agreement. Seller and Buyer hereby agree that Paragraph 1(a)(2) of the Purchase Agreement is amended to include the purchase and sale of Unit 302 and Unit 303 Market Street Health Care Condominium and to delete Unit 260 from said paragraph.

4. Additional Units. The parties further agree that Paragraph 1(b)(3) of the Purchase Agreement should be amended to include additional Units, to-wit: Unit 50; Unit 195; and Unit 490 of the 750 High Street Professional Building Condominium.

5. Legal Descriptions. Seller and Buyer hereby agree that Exhibit A and Exhibit B of the Purchase Agreement are hereby deleted and replaced with the Exhibit A and Exhibit B attached to this Third Amendment.

6. Seller’s Representations. Seller hereby represents and warrants to Buyer that (a) the legal description of the Fee Properties and Ground Lease Properties contain all of the units identified on the Rent Roll attached hereto as Exhibit C (the “Rent Roll”) and (b) the square footage of the units identified in the Rent Roll is correctly stated in the Rent Roll.

7. Indemnification. Seller agrees to indemnify and hold Buyer harmless from and against any and all claims, actions, charges, expenses (including, without limitation, reasonable attorney’s fees, and court costs) and liabilities relating to Seller’s representations set forth herein.

8. Effect of this Third Amendment. Except as amended and/or modified by this Third Amendment, the Purchase Agreement is hereby ratified and confirmed and all other terms of the Purchase Agreement are and shall remain in full force and effect, unaltered and unchanged by this Third Amendment. In the event of any conflict between the provisions of this Third Amendment and the provisions of the Purchase Agreement, the provisions of this Third Amendment shall control. Whether or not specifically amended by this Third Amendment, all of the terms and provisions of the Purchase Agreement are hereby amended to the extent necessary to give effect to the purpose and intent of this Third Amendment.

9. Further Assurances. Each party will, whenever and as often as it shall be requested to do so by the other party, execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered any and all such further conveyances, assignments, approvals, consents and any and all other documents and do any and all other acts as may be necessary to carry out the intent and purpose of this Third Amendment.

10. Counterparts. This Third Amendment may be executed in any number of counterparts with the same effect as if all of the parties had signed the same document. All counterparts shall be construed together and shall constitute one agreement.

[Signatures on next page]

IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to be executed by their duly authorized representatives as of the date first referenced above.

SELLER:	ST. RITA’S MEDICAL CENTER, an Ohio nonprofit corporation
By: /s/ William Roe Name: William Roe Title: Vice President
BUYER:	TRIPLE NET PROPERTIES, LLC, a Virginia limited liability company
By: /s/ Jack Maurer Name: Jack Maurer Title: Executive Vice President